EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 6, 1999 relating to the financial statements and financial statement schedule, which appears in Interleaf, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
October 21, 1999